UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A to the Current Report of Crumbs Bake Shop, Inc. (the “Company”) on Form 8-K, filed on August 12, 2013 (the “Original Filing”), is filed pursuant to Instruction 2 to Form 8-K to provide information in Item 5.02(d) with respect to the committees of the Board of Directors to which the newly-elected director has been appointed. Other than as described in the preceding sentence, the Original Filing has not been updated and the information disclosed therein remains in effect as of the filing date of the Original Filing. Accordingly, only Item 5.02, amended as discussed herein, is included in this Amendment No. 1. This Amendment No. 1 does not purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers.

On August 6, 2013, the Company’s Board of Directors and the Board of Managers of Crumbs Holdings LLC (“Holdings”) appointed Edward M. Slezak to serve as Senior Vice President - General Counsel and Secretary. Between April 2006 and his appointment, Mr. Slezak, age 44, served as Senior Vice President, General Counsel and Secretary of Aéropostale, Inc., a mall-based specialty retailer, where he was responsible for all aspects of that company’s legal and compliance functions, including such areas as public company securities matters and compliance, general corporate representation, intellectual property protection, litigation management, international licensing, as well as product and social compliance. From March 2005 to April 2006, Mr. Slezak served as Aéropostale, Inc.’s Group Vice President and General Counsel, and he served as Aéropostale, Inc.’s Vice President and General Counsel from November 2004 to March 2005. Between June 2002 and November 2004, Mr. Slezak served as Vice President, General Counsel and Secretary of Acclaim Entertainment, Inc., a video game developer and publisher, where he was responsible for that company’s legal and compliance functions, including such areas as public company securities matters and compliance, general corporate representation, intellectual property protection, capital raising and litigation management. Prior to that, Mr. Slezak was a Senior Associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP.

During the term of his employment, Mr. Slezak will receive an initial annual base salary of $250,000, which will be reviewed annually. Mr. Slezak will also be entitled to receive an annual incentive bonus of up to 80% of his then base salary, dependent upon the Company's and his individual performance. Upon joining the Company, Mr. Slezak will receive a grant of 20,000 restricted shares of the Company’s common stock, which will vest three (3) years from the grant date. Mr. Slezak will also be entitled to receive other customary benefits received by other officers of the Company.

Mr. Slezak has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

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(d)	Election of Directors.

On August 6, 2013, upon the recommendation of its Nominating and Governance Committee (the “Committee”), the Company’s Board of Directors elected Harold L. Kestenbaum to serve as a director of the Company until the 2014 annual meeting of stockholders and until the election and qualification of his successor. Concurrently with his election, the Company appointed Mr. Kestenbaum to serve on the Board of Managers of Holdings in accordance with Holdings’ Third Amended and Restated Limited Liability Company Agreement. Mr. Kestenbaum was elected to the Board of Directors pursuant to the terms of that certain Securities Purchase Agreement, dated as of April 29, 2013, as amended by the First Amendment to Securities Purchase Agreement, dated as of May 9, 2013, between the Company and Michael Serruya (as amended, the “Purchase Agreement”), relating to the Company’s 6.5% senior convertible notes (each, a “Note”) that were issued on May 10, 2013 and June 11, 2013. The Purchase Agreement provides that for so long as (i) Mr. Serruya, any of his family members or any of his or their respective affiliates (collectively, the “Serruya Group”) (a) is a holder of a Note and (b) beneficially owns in excess of 1.0% of the Company’s common stock, and (ii) the Serruya Group and the other persons who purchased Notes from the Company, in the aggregate, beneficially own in excess of 5.0% of the Company’s common stock, the Committee is obligated to nominate Mr. Serruya or his designee for election to the Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board is obligated to recommend to stockholders that Mr. Serruya or his designee be so elected, unless Mr. Serruya or his designee cannot satisfy all legal and corporate governance requirements regarding service as a director or such recommendation and nomination would cause the Committee or the Board to breach a fiduciary duty (the “Election Conditions”). Pending the next election of directors at the 2014 annual meeting of the Company’s stockholders and subject to the Election Conditions, the Purchase Agreement requires the Committee to recommend for election, and requires the Board to elect, Mr. Serruya or his designee as a director, and Mr. Serruya designated Mr. Kestenbaum for this purpose.

The Board has appointed Mr. Kestenbaum to its Compensation Committee and its Nominating and Governance Committee.

For his service as a director, Mr. Kestenbaum will be entitled to receive the fees and other compensation to which the Company’s other non-employee directors are entitled to receive. A discussion of such fees and other compensation is contained in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2013 under the “Director Compensation” heading in the section entitled, “Director Compensation”, which discussion is incorporated herein by reference.

Mr. Kestenbaum has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

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(e)	Entry into a Material Compensatory Plan

On April 1, 2014, the Company and Edward M. Slezak entered into an employment agreement (the “Employment Agreement”) governing the terms and conditions of his employment as the Company’s Chief Executive Officer and General Counsel. Pursuant to the Employment Agreement, Mr. Slezak is entitled to receive an annual base salary of $300,000; is eligible, dependent upon Company financial performance, to receive an annual target bonus of $300,000; is eligible to participate in the Company’s equity compensation plans upon terms to be determined prior to each grant by the Compensation Committee of Crumbs’ Board of Directors; and is entitled to participate in the various employee benefit plans customarily made available to Company’s officers. The Employment Agreement provides that Mr. Slezak will be entitled to receive cash severance equal to six months’ base salary if he is terminated by the Company without “Cause” (as defined in the Employment Agreement”). Mr. Slezak’s term of employment is one year, but will automatically renew for successive one-year terms unless a party provides the other party with at least 60 days’ written notice prior to the expiration of the then-current term, that Mr. Slezak’s employment agreement will not be renewed.

The foregoing discussion is intended only as a summary of the Employment Agreement and is qualified in its entirety by the terms thereof. A copy of the Employment Agreement is filed as Exhibit 10.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: April 16, 2014	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief Financial Officer

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